United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of Campus Crest Communities, Inc. (the “Company”) was held on January 26, 2016 in Charlotte, North Carolina (the “Annual Meeting”) to vote on the proposals set forth in the Company’s proxy statement dated December 7, 2015 and first mailed to the Company’s stockholders on or about December 9, 2015. A total of 56,925,332 of the Company’s shares of common stock, $0.01 par value per share (the “Common Stock”), out of a total of 64,756,541 outstanding shares of Common Stock entitled to vote as of December 1, 2015 (the “Record Date”), were present in person or represented by proxy at the Annual Meeting, which constituted a quorum. A summary of the voting results for the proposals is set forth below.

Proposal 1: The Merger

At the Annual Meeting, the Company’s stockholders voted upon and approved a proposal to approve the merger of the Company with and into HSRE Quad Merger Sub, LLC, an affiliate of Harrison Street Real Estate Capital, LLC (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated as of October 16, 2015 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, HSRE Quad Merger Parent, LLC, HSRE Quad Merger Sub, LLC and CCGSR, Inc. (the “Merger Proposal”). Approximately 72.18% of the outstanding shares of Common Stock of the Company entitled to vote on the record date for the Annual Meeting and 99.32% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,741,286	284,510	31,396	9,868,140

Proposal 2: Merger-Related Compensation

At the Annual Meeting, the Company’s stockholders voted upon and approved a proposal to approve on an advisory (non-binding) basis the compensation that may become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). Approximately 95.90% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,129,716	1,597,217	330,258	9,868,141

Proposal 3: Adjournment

At the Annual Meeting, the Company’s stockholders voted upon and approved a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve the Merger and the Merger Agreement (the “Adjournment Proposal”). Approximately 93.88% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
53,446,944	3,009,945	468,442

Proposal 4: Election of Directors

The following eight (8) directors were duly elected to hold office until the Company’s next annual meeting of stockholders and until their successors have been duly elected and qualified, or, if earlier, until the closing of the Merger: Randall H. Brown, Lauro Gonzalez-Moreno, Richard S. Kahlbaugh, James W. McCaughan, Denis McGlynn, Curtis McWilliams, Raymond Mikulich and Daniel L. Simmons. The table below sets forth the voting results for each director nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Randall H. Brown	45,576,964	1,480,228	9,868,140
Lauro Gonzalez-Moreno	45,296,329	1,760,863	9,868,140
Richard S. Kahlbaugh	35,372,104	11,685,088	9,868,140
James W. McCaughan	45,183,543	1,873,649	9,868,140
Denis McGlynn	45,124,729	1,932,463	9,868,140
Curtis McWilliams	45,571,970	1,485,222	9,868,140
Raymond Mikulich	45,576,626	1,480,566	9,868,140
Daniel L. Simmons	45,310,130	1,747,062	9,868,140

Proposal 5: Ratification of the Selection of Grant Thornton LLP

At the Annual Meeting, the Company’s stockholders voted upon and approved a proposal to ratify the selection by the Company’s audit committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; (the “Ratification of Grant Thornton Proposal”). Approximately 98.00% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
55,791,349	1,052,737	81,246

Proposal 6: Executive Compensation Proposal

At the Annual Meeting, the Company’s stockholders voted upon and approved a proposal to approve on an advisory (non-binding) basis the compensation paid to the Company’s named executive officers (the “Executive Compensation Proposal”). Approximately 78.11% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,756,521	9,691,560	609,110	9,868,141

Proposal 7: Stockholder Proposal on Majority Voting in Uncontested Director Elections

At the Annual Meeting, the Company’s stockholders voted upon and approved on an advisory (non-binding) basis a stockholder proposal regarding majority voting in uncontested director elections at the Company (the “Stockholder Majority Voting Proposal”). Approximately 93.27% of the votes cast on such proposal were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,304,307	1,326,718	1,797,328	10,489,979

As a result of the votes cast at the Annual Meeting, the Merger Proposal, the Merger-Related Compensation Proposal, the Adjournment Proposal, the Ratification of Grant Thornton Proposal, the Executive Compensation Proposal and the Stockholder Majority Voting Proposal were each approved by the Company’s stockholders. In addition, Randall H. Brown, Lauro Gonzalez-Moreno, Richard S. Kahlbaugh, James W. McCaughan, Denis McGlynn, Curtis McWilliams, Raymond Mikulich and Daniel L. Simmons were elected at the Annual Meeting to serve as directors by the Company’s stockholders.

It was not necessary to adjourn the Annual Meeting under the authority granted by the Adjournment Proposal because there were sufficient votes at the time of the Annual Meeting to approve the Merger Proposal.

Item 8.01	Other Events.

On January 26, 2016, the Company issued a press release announcing that holders of its outstanding shares of Common Stock approved the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by Campus Crest Communities, Inc., dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Scott R. Rochon
Scott R. Rochon
Chief Accounting Officer and Secretary

Dated: January 27, 2016

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Campus Crest Communities, Inc., dated January 26, 2016